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                                                                     EXHIBIT 4.1
                          REGISTRATION RIGHTS AGREEMENT
                              (SUIZA COMMON STOCK)

                                                                 January 1, 2000


Dairy Farmers of America, Inc.
Mid-Am Capital, L.L.C.
Northpointe Tower
Suite 1000
10220 N. Executive Hills Blvd.
Kansas City, MO 64153

Ladies and Gentlemen:

         Suiza Foods Corporation, a Delaware corporation (the "Company"), Dairy Farmers of America, Inc., a Kansas cooperative marketing association ("DFA") and Mid-Am Capital, L.L.C., a Delaware limited liability company ("Mid-Am"), (DFA and Mid-Am, collectively, the "Holders"), among others, have formed Suiza Fluid Dairy Group, L.P., a Delaware limited partnership (the "Venture"), through a series of contributions, mergers and a redemption upon the terms set forth in an Amended and Restated Contribution Agreement, Plan of Merger and Purchase Agreement dated as of November 12, 1999 (the "Merger Agreement"). Pursuant to the terms of that certain Amended and Restated Limited Partnership Agreement of the Venture dated as of the date hereof (the "Partnership Agreement"), the interests in the Venture held by the Holders are exchangeable, under certain circumstances, for shares of common stock, $.01 par value per share, of the Company ("Common Stock"). In accordance with the terms of the Partnership Agreement, the Company agrees to register the resale of the Common Stock issuable upon exchange of the interests in the Venture (the "Interests") held by the Holders (such Common Stock, the "Registrable Securities") pursuant to the terms and subject to the conditions set forth herein.

         1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Merger Agreement. All references to Sections herein are to Sections of this Agreement unless otherwise indicated. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by ownership, contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Commission" means the Securities and Exchange Commission.
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         "Effectiveness Period" has the meaning set forth in Section 2(b)
hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

         "Shelf Registration Statement" means a Shelf Registration Statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers the Registrable Securities, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         2.       Shelf Registration.

                  (a) (i) The Company shall use its commercially reasonable
                      efforts to file, within sixty (60) calendar days following the receipt by the Company of a written request therefore (a "Demand Notice") by the Holders holding more than fifty percent (50%) of the Registrable Securities (the "Demand Date"), with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders in accordance with the methods of distribution elected by the Holders and set forth in such Shelf Registration Statement and, thereafter, shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within one hundred twenty (120) calendar days following the Demand Date; provided, however, that no Holder shall be entitled to sell or otherwise transfer any Registrable Securities held by it unless such Holder is in compliance with Section 3(g) hereof.

                      (ii) Each Demand Notice shall specify the amount of Registrable Securities proposed to be sold. Within fifteen
                      (15) calendar days after receipt of a Demand Notice, the Company will give written notice thereof to the other Holders, if any, and include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) calendar days after the receipt by the applicable Holder of the

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                  Company's notice. Each such request shall also specify the method of disposition thereof.

                           (iii) The Holders as a group shall be entitled to make only one (1) demand on the Company pursuant to this Agreement (and only after the exchange of the Interests), and under no circumstances shall the Company be required to file more than one (1) Shelf Registration Statement pursuant to this Agreement.

                  (b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the "Effectiveness Period") from the date the Shelf Registration Statement is declared effective until the Company's obligation pursuant to this Section 2(b) is terminated upon the earliest of the following: (A) when all outstanding Registrable Securities held by the Holders which are not affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto or any other applicable law, rule or regulation, whether now in effect or hereinafter promulgated, adopted or issued, or (B) when all outstanding Registrable Securities have been sold pursuant to the Shelf Registration Statement; provided, that such Effectiveness Period will be extended by the aggregate number of days during which any Holders are prevented from selling Registrable Securities as a result of
         Section 4 of this Agreement.

         3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

                  (a) (1)  The Company shall advise the Holders:

                           (i) when a Shelf Registration Statement, and any amendment thereto, has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

                           (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

                      (2)  The Company shall advise the Holders:

                           (i) of the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; and

                           (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included


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                  therein for sale in any jurisdiction or the initiation of any proceeding for such purpose.

                  (b) The Company shall use its commercially reasonable efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

                  (c) The Company shall furnish to each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendments thereto, including financial statements and schedules contained therein, provided, that the Company shall not be required to furnish to the Holders reports and other documents incorporated by reference in the Shelf Registration Statement or any exhibits thereto (including those incorporated by reference).

                  (d) The Company shall, during the Effectiveness Period, deliver to each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and the Company consents (except upon and during the continuance of any event described in Section 4) to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the Effectiveness Period.

                  (e) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall use its commercially reasonable efforts to register or qualify or cooperate with the Holders participating in an offering of the Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to (i) qualify generally to do business or as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(e), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

                  (f) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations


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         and registered in such names as the Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                  (g) The Company may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution by such Holder of such Registrable Securities required by law to be disclosed in the Shelf Registration Statement (the "Requisite Information") or as the Company may otherwise from time to time reasonably require for inclusion in such Shelf Registration Statement and the Company may exclude from such registration statement such information as to any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  (h) The Company shall use its commercially reasonable efforts to list, within fifteen (15) business days of the exchange of the Interests into Registrable Securities, all of the Registrable Securities covered by any Shelf Registration Statement on any national securities exchange or quotation system on which the Common Stock is then listed or quoted.

                  The Company shall file, within fifteen (15) business days of the receipt of notice from any Holder which includes the Requisite Information with respect to such Holder, with the Commission a Prospectus supplement pursuant to Rule 424 of the Securities Act, or any similar rule that may be adopted by the Commission, to amend or supplement such Shelf Registration Statement to include in the Shelf Registration Statement the Requisite Information as to such Holder (and the Registrable Securities held by such Holder), and the Company shall provide such Holder within fifteen (15) business days of such notice with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities.

                  No Holder shall be entitled to use the Prospectus unless and until such Holder shall have furnished the information required by this
         Section 3(g).

                  (i) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby pursuant to such Shelf Registration Statement.

         4.       Standstill.

                  (a) Any Holder participating in an offering of Registrable Securities will notify the Company two business days prior to selling any Registrable Securities pursuant to any Shelf Registration Statement. If, upon receipt of such a notice, the Company certifies to such Holder in writing that (i) due to a change in circumstances or a pending transaction, the Shelf Registration Statement contains an untrue statement of a material fact or omits


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         to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the public disclosure required to correct such misstatement or omission would be injurious to the Company, then such Holder will refrain from selling any Registrable Securities pursuant to the Shelf Registration Statement for the period of time, not to exceed forty-five (45) days for each circumstance or transaction, requested by the Company. The Company will use commercially reasonable efforts to minimize the time period during which any Holder is required to refrain from selling Registrable Securities under this paragraph.

                  (b) If, during the Effectiveness Period, the Company commences an underwritten offering of Common Stock on its own behalf or on behalf of selling stockholders, the Holders participating in an offering of Registrable Securities will refrain from selling Registrable Securities pursuant to the Shelf Registration Statement for a period of time beginning ten (10) days before the anticipated effective date of the Company's offering (as disclosed by the Company to such Holders in writing) and ending ninety (90) days after such effective date (or thirty (30) days after the beginning of such period, if such effective date has not yet occurred).

         5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof.
         6.       Indemnification and Contribution.

                  (a) In connection with any Shelf Registration Statement, the Company shall indemnify and hold harmless each Holder participating in an offering of Registrable Securities, each Person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Holder's respective directors, officers, employees, trustees and agents, as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) covering Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such


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                  untrue statement or omission, or any such alleged untrue
                  statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the Holders or such Holder (except to the extent otherwise expressly provided in Section 6(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 6(a);

         provided, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished to the Company by such Holder participating in an offering of Registrable Securities in writing expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) contained in any preliminary prospectus if such Holder failed to send or deliver a copy of the Prospectus (or any amendment or supplement thereto) to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus (or any amendment or supplement thereto) would have cured the defect giving rise to such loss, claim, damage or liability, unless the failure to so send or deliver such Prospectus (or any amendment or supplement thereto) was caused by the failure of the Company to provide a copy of such Prospectus (or any amendment or supplement thereto) in accordance with the terms of this Agreement. Any amounts advanced by the Company to an indemnified party pursuant to this Section 6 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

                  (b) Each Holder participating in an offering of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Shelf Registration Statement), employees, trustees and agents and each Person, if any, who controls the Company, or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment


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         or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement.

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than under this Section 6 unless and to the extent it is not prejudiced as a proximate result of such failure. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within 30 days after receipt of such notice, such indemnifying party, jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it (subject to the approval of the indemnified parties defendant in such action, which approval shall not be unreasonably withheld), unless such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in conflict with those available to such indemnifying party. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, with the reasonable expenses and fees of one such separate counsel (in addition to any local counsel) and other expenses of the indemnified party or parties related to the defense of such action to be paid by the indemnifying party. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any loss, liability, claim, damage or expense by reason of any settlement of any such action or proceeding effected without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of, the indemnified party and (iii) does not include any payment or consideration by the indemnified party that is not covered by the indemnification provisions of this Agreement.

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                  (d)      In order to provide for just and equitable
         contribution in circumstances in which the indemnity provision agreement provided for in this Section 6 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, and the Holders participating in an offering of Registrable Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the indemnified party, as incurred; provided, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement. For purposes of this
         Section 6(d), each director, officer, employee, trustee, agent and Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director, officer, employee, trustee and agent of each of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

         7.       Miscellaneous.

                  (a) No Inconsistent Agreements; Other Registration Rights. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any


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         securities in any Registration Statement filed pursuant hereto (except in each case, as have been waived).

                  (b) Amendments and Waivers. The provision of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders representing more than fifty percent (50%) of the Registrable Securities from time to time.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                           1) if to a Holder, at the address of such Holder as it appears on the register for the Common Stock; and

                           2) if to the Company, initially at its address set forth in the Merger Agreement.

                  All such notices and communications shall be deemed to have duly given when received, if delivered in person or by fax; five days after mailing, if sent by mail, or the day following transmission, if sent by overnight courier.

                  The Company by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in


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         any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the day and year first above written.

                                         Very truly yours,

                                         SUIZA FOODS CORPORATION


                                         By:    /s/ MICHELLE GOOLSBY
                                               --------------------------------
                                         Name:  Michelle Goolsby
                                               --------------------------------
                                         Title: Executive Vice President,
                                               --------------------------------
                                                Secretary & General Counsel
                                               --------------------------------

                                         DAIRY FARMERS OF AMERICA, INC.


                                         By:    /s/ GARY E. HANMAN
                                               --------------------------------
                                         Name:  Gary E. Hanman
                                               --------------------------------
                                         Title: President &
                                               --------------------------------
                                                Chief Executive Officer
                                               --------------------------------
                                         MID-AM CAPITAL, L.L.C.


                                         By:    /s/ GERALD L. BOS
                                               --------------------------------
                                         Name:  Gerald L. Bos
                                               --------------------------------
                                         Title: Chief Executive Officer &
                                               --------------------------------
                                                Treasurer
                                               --------------------------------


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